GARDNER, CARTON & DOUGLAS
                            SUITE 3400 - QUAKER TOWER
                             321 NORTH CLARK STREET
                          CHICAGO, ILLINOIS  60610-4795
                                 (312) 644-3000
                           TELECOPIER:  (312) 644-3381


                                February 24, 1997



Securities and Exchange Commission
450 Fifth Street N.W.
Judiciary Plaza
Washington, D.C.  20549

          Re:  Prudential Structured Maturity Fund, Inc.
               Rule 24f-2 Notice to Form N-1A Registration
Statement
               1933 Act File No. 33-22363
               1940 Act File No. 811-5594

Ladies and Gentlemen:

      As counsel for Prudential Structured Maturity Fund, Inc., a Maryland corporation (the "Fund"), we have examined the proceedings taken and being taken with respect to the Notice filed by the Fund pursuant to Rule 24f-2 under the Investment Company Act of 1940 (the "Act"), making definite in number the shares registered pursuant to that Rule for the fiscal year ended December 31, 1996.

      We have examined all instruments, documents and records which, in our opinion, were necessary of examination for the purpose of rendering this opinion. Based upon such examination, we are of the opinion that the 2,292,425 shares of common stock, $.01 par value per share, which were registered in indefinite number and sold in reliance on Rule 24f-2 under the Act, were, when issued by the Fund, validly authorized and issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion pursuant to Rule 24f-2 and to the reference to us in the Notice filed herewith.

                              Very truly yours,

                              /s/ GARDNER, CARTON & DOUGLAS

PHD/KJF/cav